Exhibit 99.1

THE NEW HOME COMPANY REPORTS SELECTED PRELIMINARY 2021 SECOND QUARTER RESULTS

Scottsdale, Arizona, July 26, 2021. The New Home Company Inc. (NYSE: NWHM) today announced selected preliminary results for the 2021 second quarter in connection with meetings with investors.  These estimated results are preliminary and unaudited.

Preliminary 2021 Second Quarter Financial Highlights (Estimated Results)

●	Net new orders of 187 as compared to 164 in the 2020 second quarter, a 14% increase
●	Monthly sales absorption of 3.3 per community as compared to 2.2 per community in the 2020 second quarter, a 50% increase
●	Home sales revenue of $135.9 million as compared to $77.8 million for the 2020 second quarter, a 75% increase
o	Deliveries increased 98% and average selling price decreased 12% to $666,000 consistent with the Company’s shift to more affordable price points, including a significant increase in deliveries from its Arizona operation
●	Homes in backlog of 632 homes, representing $439.4 million in backlog value as compared to 235 homes, representing $168.8 million at the end of the 2020 second quarter
●	Ending cash balance of $117.3 million, a $31.7 million increase as compared to June 30, 2020
●	Total liquidity of $177.3 million, including $60 million in availability under its unsecured revolving credit facility
●	Total debt of $280.6 million as of June 30, 2021 as compared to $295.1 million as of June 30, 2020

We have provided the above preliminary estimated financials results because our financial closing procedures for the three months ended June 30, 2021 are not yet complete. The preliminary estimated financial information set forth above does not represent a comprehensive statement of our results of operations or financial condition as of or for the three months ended June 30, 2021 and is based solely on information available to us as of the date of this press release. Our results of operations and financial condition as of and for the three months ended June 30, 2021 may vary from our current expectations and may be different from the information described above as our quarterly financial statement preparation process is not yet complete and additional developments and adjustments may arise between now and the time the financial statements and other disclosures for this period are finalized, including all disclosures required by GAAP. In addition, these preliminary estimates are not necessarily indicative of the results to be achieved for the remainder of 2021 or in any future period. There can be no assurance that these estimates will be realized, and estimates are subject to risks and uncertainties, many of which are not within our control. The foregoing information should not be viewed as a substitute for full financial statements prepared in accordance with GAAP or as a measure of performance. Accordingly, you should not place undue reliance on such preliminary estimated financial information. Our preliminary estimated financial results are forward-looking statements.

About The New Home Company

NEW HOME is a publicly traded company listed on the New York Stock Exchange under the symbol “NWHM.” It is a new generation homebuilder focused on the design, construction and sale of innovative and consumer-driven homes in major metropolitan areas within select growth markets in California, Arizona and Colorado.  For more information about the Company and its new home developments, please visit the Company's website at www.NWHM.com.

Forward-Looking Statements

Various statements contained in this press release, including those that express a belief, anticipation, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. Such statements include the statements regarding current business conditions. These forward-looking statements may include projections and estimates concerning our revenues, community counts and openings, the timing and success of specific projects, our ability to execute our strategic growth objectives, gross margins, other projected results, income, earnings per share, joint ventures and capital spending. Our forward-looking statements are generally accompanied by words such as “estimate,” “should,” “project,” “predict,” “believe,” “expect,” “intend,” “anticipate,” “potential,” “plan,” “goal,” “will,” “guidance,” “target,” “forecast,” or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this press release speak only as of the date of this release, and we disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. The following factors, among others, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements: a pandemic, epidemic, or outbreak of infectious disease or similar threat, and the response to such event by government agencies and authorities, adverse impacts due to the COVID-19 pandemic, including a recession in the U.S., which could include, among other things, a significant decrease in demand for our homes or consumer confidence generally with respect to purchasing a home, the impact of legislation designed to provide economic relief from a recession, the inability of employees to work and of customers to visit our communities due to government movement restrictions or illness, disruptions in our supply chain, our inability to access capital markets due to lack of liquidity in the economy resulting from the responses to the COVID-19 pandemic, inconsistencies in the classification of homebuilding as an essential business, recognition of charges which may be material for inventory impairments or land option contract abandonments; economic changes either nationally or in the markets in which we operate, including declines in employment, volatility of mortgage interest rates and inflation; a downturn in the homebuilding industry; changes in sales conditions, including home prices, in the markets where we build homes; our significant amount of debt and the impact of restrictive covenants in our debt agreements; our ability to repay our debt as it comes due; changes in our credit rating or outlook; volatility and uncertainty in the credit markets and broader financial markets; our business and investment strategy including our plans to sell more affordably priced homes; availability of land to acquire and our ability to acquire such land on favorable terms or at all; our liquidity and availability, terms and deployment of capital; changes in margin; write-downs; shortages of or increased prices for labor, land or raw materials used in housing construction; adverse weather conditions and natural disasters (including wild fires and mudslides); our concentration in California; issues concerning our joint venture partnerships; the cost and availability of insurance and surety bonds; governmental regulation, including the impact of "slow growth" or similar initiatives; changes in, or the failure or inability to comply with, governmental laws and regulations; the timing of receipt of regulatory approvals and the opening of projects; delays in the land entitlement process, development, construction, or the opening of new home communities; litigation and warranty claims; the degree and nature of competition; the impact of recent accounting standards; availability of qualified personnel and our ability to retain our key personnel; and information technology failures and data security breaches, including issues involving increased reliance on technology due to critical business functions being done remotely because of COVID-19; and additional factors discussed under the sections captioned “Risk Factors” included in our annual report and other reports filed with the Securities and Exchange Commission. The Company reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release. No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

Contact:

Investor Relations | Drew Mackintosh | 949-382-7838 | investorrelations@nwhm.com